SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

                                                      Date of Report (Date of earliest event reported): March 31, 2008

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

                                                      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.133-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 13, 2008, Alaska Pacific Bancshares, Inc. issued its earnings release for the quarter ended March 31, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release of Alaska Pacific Bancshares, Inc. May 13, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                   ALASKA PACIFIC BANCSHARES, INC.

DATE: May 13, 2008	By:	/s/Julie M. Pierce
Senior Vice President and
Chief Financial Officer

Exhibit 99.1

News Release
For Immediate Release

ALASKA PACIFIC REPORTS
FIRST QUARTER RESULTS FOR 2008

JUNEAU, Alaska, May 13, 2008 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank (“Bank”), announced first quarter net income of $154,000, or $.23 per diluted share. This represents a 24.9% decrease compared with $205,000 ($.31 per diluted share) for the first quarter of 2007. As explained more fully below, this decrease is directly related to an increase in the Company’s provision for loan losses.

Interest income increased $40,000 (1.3%) to $3.2 million for the first quarter of 2008 compared to the first quarter of 2007, reflecting a 6.3% increase in average loans offset with a declining yield on loans and other earning assets. The net interest margin on average earning assets for the first quarter was 5.00% in 2008 compared with 5.12% in the first quarter of 2007.

Loans (excluding loans held for sale) were $169.1 million at March 31, 2008, an increase of 2.2% from the last quarter and an increase of 7.2% from a year ago. Deposits at March 31, 2008 were $156.5 million, a $7.1 million (4.7%) increase from last quarter and a $14.2 million (9.9%) increase from a year ago. Certificates of deposit increased $13.8 million attributable to an increase in public funds deposits.

Total non-accrual loans at December 31, 2008 were $3.4 million compared with $323,000 last quarter and $941,000 a year ago. Impaired loans were $6.5 million and $1.2 million at March 31, 2008 and December 31, 2007, respectively. Total estimated impairments of $900,000 and $556,000, respectively, were recognized on these loans in evaluating the adequacy of the allowance for loan losses.

The change in impaired loans relates directly to three participation loans located in Oregon and Utah which are not performing as agreed. Management, along with other participating banks, is in the process of evaluating these loans but have made the decision to increase the allowance for loan losses for these specific transactions based on the information that is currently available. Other than these three loans, the Bank has not had any negative trends in delinquencies in its loan portfolio, with loans past due 30 days or more only .32% of total loans (six loans).

Net loan recoveries for the quarter ended March 31, 2008 amounted to $1,000 compared with net loan chargeoffs of $18,000 in first quarter of 2007 and a net recovery of $3,800 in the fourth quarter of 2007. The provision for loan losses increased to $170,000 in the first quarter from $45,000 in the first quarter of 2007, reflecting management’s assessment of risks in the loan portfolio.

Gain on sale of loans in the first quarter of 2008 was $81,000 compared with $51,000 last quarter and $91,000 in the first quarter of 2007.

Noninterest expense for the first quarter declined $121,000 (5.4%) from last quarter and rose $41,000 (2.0%) from the first quarter of 2007.

As previously announced, the Company declared a regular quarterly dividend of $.10 per share payable on May 19, 2008, to shareholders of record as of May 8, 2008.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the economy in Southeast Alaska, the real estate market, competitive conditions between banks and non-bank financial services providers, regulatory and accounting changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.

Contact: Julie M. Pierce		Craig E. Dahl
Senior Vice President and CFO	or	President and CEO
907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
First Quarter 2008
(dollars in thousands, except per-share amounts)

Three Months Ended

	March 31,	December 31,	March 31,
	2008	2007	2007

Condensed Income Statement:
Interest income	$3,170	$3,285	$3,130
Interest expense	(969)	(982)	(997)

Net interest income	2,201	2,303	2,133
Provision for loan losses	(170)	(45)	(45)
Gain on sale of loans	81	51	91
Other noninterest income	256	253	237
Noninterest expense	(2,115)	(2,236)	(2,074)

Net income before income tax	253	326	342
Income tax expense	(99)	(139)	(137)

Net income	$154	$187	$205

Earnings per share:
Basic	$.24	$.29	$.32
Diluted	.23	.28	.31
Performance Ratios:
Return on average equity	3.29%	4.05%	4.61%
Return on average assets	0.33	0.41	0.46
Yield on average interest-earning assets	7.20	7.60	7.51
Cost of average interest-bearing liabilities	2.78	2.94	2.96
Interest rate spread	4.42	4.66	4.55
Net interest margin on:
Average interest-earning assets	5.00	5.33	5.12
Average total assets	4.70	5.00	4.81
Efficiency ratio (a)	86.08	87.48	87.51
Average balances:
Loans	$168,925	$163,965	$158,956
Interest-earning assets	176,034	172,825	166,773
Assets	187,485	184,397	177,240
Interest-bearing deposits	118,429	120,434	117,345
Total deposits	142,949	148,761	139,393
Interest-bearing liabilities	139,497	133,577	134,946
Shareholders' equity	18,713	18,473	17,791
Average shares outstanding:
Basic	649,690	639,397	632,297
Diluted	666,347	660,636	660,292

	March 31,	December 31,	March 31,
	2008	2007	2007

Balance sheet data:
Total assets	$189,604	$187,482	$175,884
Loans, before allowance	169,084	165,506	157,794
Loans held for sale	3,269	2,920	121
Investment securities	3,777	3,913	4,896
Total deposits	156,458	149,367	142,297
Federal Home Loan Bank advances	11,834	17,076	13,040
Shareholders' equity	18,732	18,669	17,877

Shares outstanding (b)	654,486	653,009	641,609

Book value per share	$28.72	$28.59	$27.86

Asset quality:
Allowance for loan losses	$1,954	$1,783	$1,693
Allowance as a percent of loans	1.16%	1.08%	1.07%
Nonaccrual loans	$3,378	$323	$941
Total nonperforming assets	3,378	323	941
Net chargeoffs (recoveries) for quarter	(1)	(3)	18

(a)	Noninterest expense, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.
(b)	Excludes only treasury stock.